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                                                                   Exhibit 10.68

                               SEVERANCE AGREEMENT
                               -------------------

This Severance Agreement (the "Agreement") is made and entered into effective as of January 4, 2001, by and between Linda V. Moore (the "Executive") and Phoenix Technologies Ltd., a Delaware corporation (the "Company").

                                    RECITALS

A. Management of the Company believes that it is in the best interest of the Company and its stockholders to provide the Executive with certain severance benefits should Executive's employment with the Company terminate under certain circumstances. Such benefits will provide Executive with enhanced financial security and with sufficient incentive and encouragement for Executive to remain with the Company.

B. To accomplish the foregoing objectives, the Company will, upon execution of this Agreement by the parties, agree to the terms provided herein.

C. Certain capitalized terms used in the Agreement are defined in Section 7 below.


                                    AGREEMENT

    In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Executive by the Company, the parties agree as follows:

    1.  Duties and Scope of Employment. The Company currently employs Executive
        ------------------------------
        as Vice President, General Counsel and Secretary. The Executive shall comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during his employment. Executive shall continue to devote his full time, skill and attention to her duties and responsibilities, and shall perform them faithfully, diligently and competently, and the Executive shall use his best efforts to further the business of the Company and its affiliated entities.

    2.  Base Compensation. The Company shall continue to pay Executive as
        -----------------
        compensation for his services a base salary in accordance with normal Company payroll practices ("Base Compensation"). The Base Compensation may be increased from time to time, in which case the "Base Compensation" will refer to the base salary earned by Executive at the time in question.

    3.  Executive Benefits. The Executive shall be eligible to participate in
        ------------------
        the employee benefit plans and executive compensation programs maintained by the Company applicable to other key executives of the Company, including (without limitation) retirement plans, savings or profit-sharing plans, stock options, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the applicable plan or program in question and to the sole determination of the Board or any committee administering such plan or program.

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        (a) Stock Option Grants. Executive will receive an annual grant of stock
            -------------------
            options during the term of this Agreement in a manner and under terms that are consistent with grants made to other executives of the Company.

        (b) Bonus Eligibility and Payment. Executive is currently eligible to
            -----------------------------
            receive a bonus based on application of the terms of the executive bonus plan (i.e. if the Company fails to meet minimum financial objectives or Executive fails to complete personal objectives under the plan, no bonus will be paid). Such bonus, if any, will be paid to Executive at approximately the same time other Company Executives receive their bonuses.

    4.  Term of Agreement. The terms of this Agreement shall terminate on the
        -----------------
        date that all obligations of the parties hereunder have been satisfied. A termination of the terms of this Agreement pursuant to this Section shall be effective for all purposes.

    5.  Severance Benefits.
        ------------------

        (a) Termination Not for Cause. If the Company terminates Executive's
            -------------------------
            employment for any reason other than Cause, or terminates Executive by Constructive Termination as defined in this Agreement, the Executive shall be entitled to receive the following severance benefits:

            (i) Severance Payments.
                ------------------

                (1) Guaranteed Severance Payments. Subject to Executive entering
                    -----------------------------
                    into a Release of Claims (in a form substantially similar to the release of claims attached as Exhibit A), Executive shall be entitled to receive severance payments for twelve
                    (12) months from the date of termination at Executive's then current base salary, which may be greater than, but will not be less than the Base Compensation (the "Guaranteed Severance Payment"). The Guaranteed Severance Payment will be paid to Executive in accordance with the Company's standard payroll practices. Upon termination, Executive will also be entitled to receive a pro rate portion of his then current targeted bonus for the fiscal year following his termination as described in Section 3(b)(ii).

                (2) Contingent Severance Payments. If Executive has not secured
                    -----------------------------
                    Reemployment as of the end of the twelve (12) month period, Executive shall be eligible to receive an additional six (6) months of Base Compensation, also paid in accordance with the Company's standard payroll practices ("Contingent Severance Payments"). The Contingent Severance Payments shall discontinue upon Executive notifying Company of Re-Employment.

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            (ii)  Medical Benefits. The Company, at the Company's sole expense,
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                  shall provide Executive (and, if applicable, his eligible
                  dependents) with the same level of health coverage and benefits as in effect for Executive (and, if applicable, his eligible dependents) on the day immediately preceding the day of the Executive's termination of employment (the "Company-Paid Coverage"); provided, however, that (i) Executive and each eligible dependent constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended (collectively, "Qualified Beneficiaries"); (ii) each Qualified Beneficiary elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), within the time period prescribed pursuant to COBRA; and (iii) if the health coverage is no longer offered by the Company to its current employees, then the Company shall be under no obligation to continue the existing coverage for Executive (and, if applicable, his eligible dependents). Such Company-Paid Coverage shall continue in effect for each Qualified Beneficiary until the earlier of (i) the Qualified Beneficiary is no longer eligible to receive continuation coverage under COBRA, or (ii) eighteen (18) months following termination of employment pursuant to Section 5(a).

            (iii) Change in Control. In the event the Company undergoes a Change
                  -----------------
                  in Control, or other material event in that the Company or Key Executive's position undergoes a material change as a result of the material event, Key Executive's stock options will accelerate vesting such that fifty percent (50%) of the options will vest at the completion of the Change in Control, or material event, and the remaining fifty percent (50%) will vest 90 days thereafter. If there is an inconsistency between this Agreement and the Company's Stock Option Plan or a Stock Option Agreement, the terms of this Agreement shall prevail.

        (b) Voluntary Resignation; Termination For Cause. If the Executive
            --------------------------------------------
            voluntarily resigns from the Company, or if the Company terminates the Executive's employment for Cause, then the Executive shall not be entitled to receive severance or other benefits pursuant to this Agreement. However, Executive shall remain eligible for the severance and other benefits (if any) as may then be available under the Company's then existing severance and benefits plans and policies at the time of Executive's termination.

        (c) Disability; Death. If the Company terminates the Executive's
            -----------------
            employment as a result of the Executive's Disability or if the Executive's employment terminates due to the death of the Executive, then the Executive shall not be entitled to receive severance or other benefits pursuant to this Agreement. However, Executive shall remain eligible for those severance and other benefits (if any) as may be available under the Company's then existing severance and benefit plans and policies at the time of Executive's termination or death.

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    6.  Covenants Not to Compete and Not to Solicit.
        -------------------------------------------

        (a) Upon the termination of the Executive's employment with the Company pursuant to Section 5(a) and for a period of eighteen (18) months thereafter, Executive agrees that he shall not, on his own behalf, or as owner, manager, advisor, principal, agent, partner, consultant, director, officer, stockholder, or employee of any business entity, or otherwise in any territory in which the Company is actively engaged in business (i) open or operate any business which is in competition with any business of the Company, (ii) act as an employee, agent, advisor or consultant or any competitor of the Company, (iii) solicit or accept business from any of the Company's competitors, (iv) take any action to or do anything reasonably intended to divert business from the Company or influence or attempt to influence any existing customers of the Company to cease doing business with the Company or to alter its business relationship with the Company, or (v) take any action or do anything reasonably intended to influence any suppliers of the Company to cease doing business with the Company or to alter its business relationship with the Company. Executive further covenants and agrees that he will not for himself or on behalf of any other person, partnership, firm, association or corporation in any territory served by the Company, directly or indirectly solicit or accept business from any of the Company's existing customers for the purchase or sale of products or services of a like kind to those sold or provided the Company. The foregoing covenant shall not be deemed to prohibit Executive from acquiring an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

        (b) Upon the termination of the Executive's employment with the Company pursuant to Section 5(a) and for a period of eighteen (18) months thereafter, Executive agrees that he shall not either directly or indirectly solicit, induce, attempt to hire, recruit, encourage, take away, hire any employee of the Company or cause any employee of the Company to leave his or her employment either for Executive or for any other entity or person.

        (c) Executive represents that he (i) is familiar with the foregoing covenants not to compete and not to solicit, and (ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

        (d) Company will respond within two weeks to any written request by Executive to exclude a particular company or business entity from the scope of this Section 6. Company will not unreasonably deny such a request. The parties agree that a passive financial investment by Executive in a third party will not constitute competition within the scope of this Section 6.

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    7.  Definition of Certain Terms. The following terms referred to in the
        ---------------------------
        Agreement shall have the following meanings for the purposes of this Agreement only:

        (a) Cause. "Cause" shall mean (i) any act of personal dishonesty taken
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            by the Executive in connection with his responsibilities as an
            Executive and intended to result in substantial personal enrichment of the Executive, (ii) conviction of a felony that is injurious to the Company, (iii) a willful act by the Executive which constitutes gross misconduct and which results in material injury to the Company, and (iv) continued violations by the Executive of the Executive's obligations under Section 1 of this Agreement that are demonstrably willful and deliberate on the Executive's part after which describes the basis for the Company's belief that the Executive has not substantially performed his duties.

        (b) Constructive Termination. "Constructive Termination" shall mean any
            ------------------------
            of the following: (i) any material reduction in compensation, including bonus, unless such a reduction is applied to all members of the Company's executive officers or members of the Chief Executive's staff; (ii) reduction of Executive's title or (iii) material reduction in Executive's responsibilities.

        (c) Disability. "Disability" shall mean that Executive has been unable
            ----------
            to perform his duties under this Agreement as the result of his incapacity due to physical or mental illness, and such inability, at least ninety (90) days after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Executive's employment. In the event that the Executive resumes the performance of substantially all of her duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

        (d) Re-employment. "Re-employment" shall mean that the Executive has
            -------------
            obtained work for compensation from any single employer or client, or any group of employers or clients in a cumulative amount greater than twenty-four (24) hours per week, or one hundred (100) hours per month.

        (e) Change in Control. "Change in Control" means the occurrence of any
            -----------------
            of the following:

            (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

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            (ii)  The sale, transfer or other disposition of all or
                  substantially all of the Company's assets:

            (iii) Any transaction as a result of which any person becomes the
                  "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (iii), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:

                  (A) A trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company;

                  (B) A corporation owned directly or indirectly by the
                      stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

    8.  Successors.
        ----------

        (a) Company's Successors. Any successor to the Company (whether direct
            --------------------
            or indirect and whether by purchase. Lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and assets which executes and delivers the assumption agreement described in this Section or which becomes bound by the terms of this Agreement by operation of law.

        (b) Executive's Successors. The terms of this Agreement and all rights
            ----------------------
            of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, devisees and legatees.

    9.  Notice.
        ------

        (a) General. Notices and all other communications contemplated by this
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            Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

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        (b) Notice of Termination. Any termination by the Company for Cause
            ---------------------
            shall be communicated by a notice of termination to the Executive given in accordance with Section 9(a) of this Agreement. Such notice shall indicate the specific termination provision in the Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 15 days after the giving of such notice).

    10. Arbitration.
        -----------

        (a) The Company and Executive agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, the interpretation, validity, construction, performance, breach, or termination hereof, or any of the matters herein released shall be settled by binding arbitration to be held in Santa Clara County, California in accordance with the national Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

        (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the Parties are participants.

        (c) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, OR ANY OF THE MATTERS HEREIN TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THIS SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS.

    11. Miscellaneous Provisions.
        ------------------------

        (a) Waiver. No provision of this Agreement shall be modified, waived or
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            discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

        (b) Whole Agreement. This Agreement constitutes the entire agreement of
            ---------------
            the parties with respect to the subject matter hereof and supersedes in its entirety any and all prior undertakings and agreements of the Company and Executive with respect to the subject matter hereof.

        (c) Choice of Law. The validity, interpretation, construction and
            -------------
            performance of this Agreement shall be governed by the internal substantive laws but not the choice of law rules of the State of California.

        (d) Severability. The invalidity or unenforceability of any provision or
            ------------
            provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

        (e) No Assignment of Benefits. The rights of any person to payments or
            -------------------------
            benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section 11(e) shall be void.

        (f) Employment Taxes. All payments made pursuant to this Agreement will
            ----------------
            be subject to withholding of applicable income and employment taxes.

        (g) Counterparts. This Agreement may be executed in counterparts, each
            ------------
            of which shall be deemed an original, but all of which together will constitute one and the same instrument.

    IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

PHOENIX TECHNOLOGIES LTD.                 EXECUTIVE



----------------------------------        --------------------------------------
By: Albert E. Sisto                       Linda V. Moore
President and CEO

                                    Exhibit A

In consideration for Executive accepting the benefits under his Severance Agreement dated January 4, 2001, Executive agrees to release Company of all claims arising from his employment as set forth below.

Employee hereby forever waives for himself, his attorneys, heirs, executors, administrators, successors and assigns any claims against Phoenix, including its subsidiaries, affiliates, insurers, shareholders, officers, directors and employees (the "Parties Released"), for any action, loss, expense or any damages arising from any occurrence from the beginning of time until the date of the signing of this Agreement and arising or in any way resulting from Employee's employment with Phoenix or the termination thereof. The only exceptions to the above waiver are claims by Employee under any worker's compensation or unemployment statutes and any right arising under this Agreement. Employee represents that he has no current intention to assert any claim on any basis against the Parties Released. Phoenix releases its claims on intellectual property created by Employee after the date of execution of this Agreement.

In the event of breach of this Agreement by Phoenix, Employee's exclusive remedy for such breach shall be limited to the enforcement of the terms of this Agreement.

COMPANY:                            PHOENIX TECHNOLOGIES LTD.


                                    ----------------------------------
                                    By:    Albert E. Sisto
                                    Title: President and CEO



EXECUTIVE:                          Linda V. Moore
                                    --------------



                                    ----------------------------------
                                    Signature